Exhibit 5.3 McCarthy Tétrault LLP PO Box 48, Suite 5300 Toronto-Dominion Bank Tower Toronto ON M5K 1E6 Canada Tel: 416-362-1812 Fax: 416-868-0673

September 13, 2021

VersaBank
Suite 2002, 140 Fullarton Street
London, Ontario N6A 5P2

Dear Sirs/Mesdames:

Re: Consent regarding Registration Statement on Form F-10 for VersaBank

We refer to the registration statement on Form F-10 dated September 13, 2021 (the “Registration Statement”) of VersaBank (the “Registrant”) to which this consent is exhibited.

We hereby consent to the use of our firm name on the face page of the Registration Statement and in the prospectus supplement included therein, under the headings “Legal Matters” and “Documents Filed as Part of the Registration Statement” and to the reference to and use of our opinion under the heading “Eligibility for Investment”.

In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ McCarthy Tétrault LLP

MCCARTHY TÉTRAULT LLP